HAY & WATSON
CHARTERED PUBLIC ACCOUNTANT
                                                                January 18, 1999

                         CONSENT OF INDEPENDENT AUDITOR

As the independent auditor for Cryopak Industries, Incorporated, I hereby consent to the incorporation by reference in this Form 20F Statement and any amendments thereto of my report, relating to the financial statements and financial statement schedules of Cyropak Industries, Incorporated for the years ended Narch 31, 1999, 1998 and 1997 included on Form 20F and amendments. Reports are dated June 11, 1999 for the year ended March 31, 1998.

I further consent to the incorporation of my review report and financial statements by reference in the Form 20F and amendments thereto. These statements cover the period for March 31, 1999 and 1998 (report date of June 11, 1999).


                                                       /s/ Hay & Watson
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